EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-38079, 333-49295, 333-49433, 333-60785, 333-61474, 333-62748, 333-65735, 333-65793, 333-72681, 333-80735, 333-86797, and 333-85660) and Form S-8 (Nos. 333-20329, 333-68520, 333-79623, and 333-97045) of Prentiss Properties Trust of our report dated February 12, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas

March 25, 2003